Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2019, in Amendment No. 1 to the Registration Statement (Form F-1/A No. 333-236064) and related Prospectus of Can-Fite Biopharma Ltd. dated February 3, 2020.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	Kost Forer Gabbay & Kasierer
February 3, 2020	A Member of Ernst & Young Global